AMENDMENT TO

THIRD PARTY SECURITIES LENDING RIDER

This Amendment (“Amendment”) to the Third Party Securities Lending Rider, dated June 18, 2018 as previously amended among J.P. Morgan Exchange-Traded Fund Trust on behalf of its series listed on Schedule A thereto severally and not jointly (each, a “Lender”), JPMorgan Chase Bank, N.A. (“J.P. Morgan”), and Citibank, N.A. (“Agent”), as amended (the “Rider”) is made and entered into on September 24, 2024 as approved by the Board on August 22, 2024.

WITNESSETH:

WHEREAS, the parties entered into the Rider pursuant to which J.P. Morgan was appointed to provide certain Services described therein;

WHEREAS, the parties desire to amend Schedule A to the Rider as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1. Definitions. Unless otherwise defined herein, defined terms used in this Amendment shall have the meaning ascribed to such terms in the Rider.

2. Amendments. The Rider shall be amended as follows:

(A) Schedule A to the Rider is hereby deleted in its entirety and replaced with Schedule A attached hereto.

(B) Save as modified by this Amendment, the Rider is confirmed and shall remain in full force and effect.

3. Representations. Each party represents to the other parties that all representations contained in the Rider are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

4. Entire Agreement. This Amendment and the Rider and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Rider then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the parties. Each reference to the Rider shall hereafter be construed as a reference to the Rider as previously amended and further amended by this Amendment. Except as provided in this Amendment, the provisions of the Rider remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each Party hereto.

5. Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each party hereto may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by all parties.

6. Law and Jurisdiction. This Amendment shall be governed by, and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

JPMorgan Chase Bank, N.A.		J.P. Morgan Exchange-Traded Fund Trust
on behalf of its series listed on Schedule A hereto severally and not jointly

By:	/s/ Bradley Fryer	By:	/s/ Shannon M. Gaines
Name: Bradley Fryer		Name: Shannon M. Gaines
Title: Executive Director		Title: Assistant Treasurer

Citibank, N.A.

By:	/s/ William Mascaro
Name: William Mascaro
Title: Managing Director

SCHEDULE A

List of Lenders & Accounts

Fund Name	Custody Account Number
JPMORGAN DIVERSIFIED RETURN EMERGING MARKETS EQUITY ETF	[REDACTED]
JPMORGAN DIVERSIFIED RETURN INTERNATIONAL EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS USD HIGH YIELD CORPORATE BOND ETF	[REDACTED]
JPMORGAN ULTRA-SHORT INCOME ETF	[REDACTED]
JPMORGAN USD EMERGING MARKETS SOVEREIGN BOND ETF	[REDACTED]
JPMORGAN DIVERSIFIED RETURN U.S. EQUITY ETF	[REDACTED]
JPMORGAN U.S. DIVIDEND ETF	[REDACTED]
JPMORGAN U.S. MINIMUM VOLATILITY ETF	[REDACTED]
JPMORGAN U.S. MOMENTUM FACTOR ETF	[REDACTED]
JPMORGAN U.S. QUALITY FACTOR ETF	[REDACTED]
JPMORGAN U.S. VALUE FACTOR ETF	[REDACTED]
JPMORGAN DIVERSIFIED RETURN U.S. MID CAP EQUITY ETF	[REDACTED]
JPMORGAN DIVERSIFIED RETURN U.S. SMALL CAP EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS EUROPE ETF	[REDACTED]
JPMORGAN BETABUILDERS DEVELOPED ASIA PACIFIC ex-JAPAN ETF	[REDACTED]
JPMORGAN BETABUILDERS JAPAN ETF	[REDACTED]
JPMORGAN BETABUILDERS CANADA ETF	[REDACTED]
JPMORGAN BETABUILDERS MSCI US REIT ETF	[REDACTED]
JPMORGAN ULTRA-SHORT MUNICIPAL ETF	[REDACTED]
JPMORGAN MUNICIPAL ETF	[REDACTED]
JPMORGAN BETABUILDERS USD INVESTMENT GRADE CORPORATE BOND ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. AGGREGATE BOND ETF	[REDACTED]
JPMORGAN CORE PLUS BOND ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS 1-5 YEAR U.S. AGGREGATE BOND ETF	[REDACTED]
JPMORGAN BETABUILDERS INTERNATIONAL EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. MID CAP EQUITY ETF	[REDACTED]
JPMORGAN EQUITY PREMIUM INCOME ETF	[REDACTED]
JPMORGAN INTERNATIONAL GROWTH ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. SMALL CAP EQUITY ETF	[REDACTED]
JPMORGAN CARBON TRANSITION U.S. EQUITY ETF	[REDACTED]
JPMORGAN SHORT DURATION CORE PLUS ETF	[REDACTED]
JPMORGAN ACTIVEBUILDERS EMERGING MARKETS EQUITY ETF	[REDACTED]
JPMORGAN INCOME ETF	[REDACTED]
JPMORGAN ACTIVE VALUE ETF	[REDACTED]
JPMORGAN INFLATION MANAGED BOND ETF	[REDACTED]

Fund Name	Custody Account Number
JPMORGAN INTERNATIONAL RESEARCH ENHANCED EQUITY ETF	[REDACTED]
JPMORGAN MARKET EXPANSION ENHANCED EQUITY ETF[1]	[REDACTED]
JPMORGAN REALTY INCOME ETF	[REDACTED]
JPMORGAN CLIMATE CHANGE SOLUTIONS ETF	[REDACTED]
JPMORGAN NASDAQ EQUITY PREMIUM INCOME ETF	[REDACTED]
JPMORGAN SUSTAINABLE INFRASTRUCTURE ETF	[REDACTED]
JPMORGAN ACTIVE GROWTH ETF	[REDACTED]
JPMORGAN ACTIVE CHINA ETF	Pending - TBD
JPMORGAN ACTIVE SMALL CAP VALUE ETF	Pending - TBD
JPMORGAN BETABUILDERS EMERGING MARKETS EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. GROWTH ETF	Pending - TBD
JPMORGAN BETABUILDERS U.S. VALUE ETF	Pending - TBD
JPMORGAN BETABUILDERS U.S. TREASURY BOND 20+ YEAR ETF	Pending - TBD
JPMORGAN BETABUILDERS U.S. TREASURY BOND 3-10 YEAR ETF	Pending - TBD
JPMORGAN BETABUILDERS U.S. TREASURY BOND 1-5 YEAR ETF[2]	Pending - TBD
JPMORGAN BETABUILDERS U.S. TIPS 0-5 YEAR ETF[2]	Pending - TBD
JPMORGAN LIMITED DURATION BOND ETF	Pending - TBD
JPMORGAN EQUITY FOCUS ETF	Pending - TBD
JPMORGAN HIGH YIELD MUNICIPAL ETF	Pending - TBD
JPMORGAN SUSTAINABLE MUNICIPAL INCOME ETF	Pending - TBD
JPMORGAN HEALTHCARE LEADERS ETF	Pending - TBD
JPMORGAN U.S. TECH LEADERS ETF	Pending - TBD
JPMORGAN INTERNATIONAL VALUE ETF	Pending - TBD
JPMORGAN GLOBAL SELECT EQUITY ETF	Pending - TBD
JPMORGAN ACTIVE BOND ETF	Pending - TBD
JPMORGAN HEDGED EQUITY LADDERED OVERLAY ETF	Pending - TBD
JPMORGAN ACTIVE DEVELOPING MARKETS EQUITY ETF	Pending - TDB
JPMORGAN FUNDAMENTAL DATA SCIENCE LARGE CORE ETF	Pending - TBD
JPMORGAN FUNDAMENTAL DATA SCIENCE MID CORE ETF	Pending - TBD
JPMORGAN FUNDAMENTAL DATA SCIENCE SMALL CORE ETF	Pending - TBD
JPMORGAN DIVIDEND LEADERS ETF	Pending - TBD
JPMORGAN ACTIVE HIGH YIELD ETF	Pending - TBD
JPMORGAN FLEXIBLE INCOME ETF	Pending - TBD

[1]	To be renamed JPMorgan Small & Mid Cap Enhanced Equity ETF on or about September 30, 2024.
[2]	To liquidate on or about Q4 2024.

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